UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 6, 2017

Bioptix, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155337
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

834-F South Perry Street, Suite 443 Castle Rock, CO	80104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(303) 545-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective April 6, 2017, Stephen Lundy resigned as a director and the Chief Executive Officer of Bioptix, Inc. (the "Company").   Such resignation was tendered and accepted by the Board of Directors of the Company (the "Board").  Mr. Lundy's resignation was not the result of any disagreement with the Company, any matter related to the Company's operations, policies or practices, the Company's management or the Board.  Mr. Lundy entered into a separation agreement with the Company (the "Separation Agreement").  The Separation Agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
Effective April 6, 2017, to fill the vacancy created by Mr. Lundy's resignation, the Board appointed Michael Beeghley as Chief Executive Officer. Mr. Beeghley currently serves as the Chairman of the Board.  There is no family relationship between Mr. Beeghley and any of the Company's other officers or directors.
In connection with the appointment of Mr. Beeghley as Chief Executive Officer, the Board approved (i) a monthly salary of $1,500 and (ii) a grant of an option to purchase up to 20,000 shares of the Company's common stock, at an exercise price equal to the fair market value on the date of issue, as determined in accordance with NASDAQ rules, pursuant to the Company's 2016 Equity Incentive Plan.
Set forth below is the biographical information of the newly appointed officers, as required by Item 401 of Regulation S-K.
Mr. Beeghley has spent the last 25 years as a leader in the healthcare and biopharma industries.  Currently, Mr. Beeghley is Chairman of the Board of Directors of the Company, a Director of PolarityTE, Inc., a publicly traded (Nasdaq: COOL) biotechnology company, and President of Applied Economics LLC, a corporate finance and strategy consulting firm specializing in the valuation of healthcare and biopharma companies.  As President of Applied Economics, Mr. Beeghley has initiated, managed and closed over $1 billion in corporate finance transactions and has managed and completed over 2,000 consulting engagements.  Mr. Beeghley began his career working in the Corporate Finance Group of Ernst & Young and PWC.  He received his Master of Public Health from the University of North Carolina at Chapel Hill and his Master of Accountancy from the University of Georgia.  Mr. Beeghley has served on the Board of Directors of Bioptix since 2016.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Form of Separation Agreement dated April 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bioptix, Inc. (Registrant)
April 7, 2017	By:	/s/ Jeffrey G. McGonegal
		Name:	Jeffrey G. McGonegal
		Title:	Chief Financial Officer